EXHIBIT 23.1




                          INDEPENDENT AUDITORS' CONSENT



            We consent to the incorporation by reference in this Registration Statement of Northern Technologies International Corporation on Form S-8 of our report dated November 19, 1999, included in the Annual Report on Form 10-KSB of Northern Technologies International Corporation for the fiscal year ended August 31, 1999. We also consent to the reference to us under Item 3 of such Registration Statement.

/s/ Deloitte & Touche LLP


Minneapolis, Minnesota
March 15, 2000